INVESTOR RELATIONS AGREEMENT

DATED MARCH 1, 2019, BETWEEN:

RELATIONS PUBLIQUES PARADOX INC. **«PARADOX»** **1178 Place Phillips, Suite 250** **Montreal, Quebec, H3B 3C8**	**&**	**FORTEM RESOURCES INC.** **«FORTEM»** **Suite 1020, 909- 11th Avenue SW** **Calgary, Alberta T2R 0E7**

<u>TERMS OF THE CONTRACT</u>

1. Subject to earlier termination as provided in this Agreement, the Agreement shall be effective on the date hereof and shall have an indefinite term (the "**Term**"), provided however that:

    1.1 After the first anniversary of this Agreement, Paradox and Fortem may terminate this Agreement by providing one (1) months advance notice in writing;

    1.2 Fortem may terminate this Agreement forthwith and without any notice at any time for material default of this Agreement, which events of material default by Paradox shall include, without limitation:

        1.2.1 failure to perform the Services in accordance with this Agreement after prior written notice and failure to cure same within fifteen (15) days after such notice;

        1.2.2 failure to meet or exceed the corporate governance policies of Fortem after prior written notice and failure to cure same within fifteen (15) days after such notice;

        1.2.3 falsification or misrepresentation of any information related to this Agreement;

        1.2.4 intentionally benefit from any dishonest or unlawful act that injures Fortem;

        1.2.5 gross incompetence or gross negligence by Paradox; and

        1.2.6 a material breach of this Agreement after prior written notice and failure to cure same within fifteen (15) days after such notice;

    1.3 Prior to the termination of this Agreement and after payment of all amounts due hereunder, Paradox shall execute a full and final release in favour of Fortem.

2. Paradox shall and will faithfully serve and use its best efforts to promote the interests of Fortem and shall not use any information it may acquire with respect to the business and affairs of Fortem for its own purposes or for any purposes other than those of Fortem.

3. In consideration for the provision of services to Fortem pursuant to the terms of this Agreement, Fortem shall pay to Paradox a monthly fee of five thousand dollars ($5,000) plus applicable taxes for the first two months of this Agreement and a monthly fee of five hundred dollars ($500.00CDN), plus applicable taxes, thereafter. The first payment shall be on the 1th day of March 2019, with each successive payment being due on the 1th day of each successive month.

Fortem will also grant to Paradox an option to acquire 300,000 common shares Fortem at a price of $3.05 CAD exercisable for a period of twenty-four (24) months. Such options shall vest and be exercisable in four equal tranches, quarterly over a twelve (12) month period. Subject to TSX Venture policies, In the event this Agreement is terminated, the Consultant shall be deemed to be a Consultant of the Company for a period of four (4) months from the termination date for the purpose of determining vesting and expiration of options.

4. Fortem will reimburse Paradox for any reasonable and necessary expenses incurred by Paradox in connection with the performance of its duties hereunder, provided that such expenses receive the prior written approval of Fortem.

5. During the term of this Agreement, Paradox shall provide its "Proactive Investor Relations Service", which shall include, among other things:

   - Marketing to the investment community to increase awareness to Fortem.
   - Use of proprietary database and contacts maintained by Paradox for marketing purpose
   - Organizing roadshow/presentations with interested parties (bankers, institutional sales, brokers, funds, other)
   - Perform any other services or functions reasonably requested by Fortem and within the general scope of the services of Paradox

6. This Agreement, and the payments contemplated herein, is subject to the prior approval of the TSX Venture Exchange.

Paradox Public Relations Inc.	Fortem Resources Inc.
Carl Desjardins, Managing Partner	Michael Caetano, COO